BARATTA & GOLDSTEIN
                                ATTORNEYS AT LAW
                                597 FIFTH AVENUE
                              NEW YORK, N.Y. 10017
                                   ----------
JOSEPH P. BARATTA                (212) 750-9700       FACSIMILE:  (212) 750-8297
HOWARD J. GOLDSTEIN                                      BARAGOLD@COMPUSERVE.COM
       -----------
LOUIS R. AIDALA                                                       OF COUNSEL
JOAN PALERMO                                                 MARGARET M. STANTON
JOSEPH A. BARATTA*                                                LINDA MARYANOV
                                                            SAMUEL M. GREENFIELD
*  Admitted in NY and NJ

                                                              December 16, 2005

Environmental Solutions Worldwide, Inc.
335 Connie Crescent
Concord Ontario
Canada L4K 5R2

                                   Re: Environmental Solutions Worldwide, Inc.
                                       Registration Statement on Form SB-2
                                       File No.: 333-129579

Ladies and Gentlemen:

We have acted as counsel to Environmental Solutions Worldwide, Inc., a Florida corporation (the "Company"), in connection with the Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") for the registration under the Act of up to 39,709,879 shares of the Company's common stock, $0.001 par value (the "Common Stock") as follows:

     o 13,008,821 shares of Common Stock that have been previously issued to selling security holders.

     o 750,000 shares of the Common Stock underlying warrants to purchase shares of Common Stock at $0.17 per share issued pursuant to securities purchase agreements.

     o 3,050,000 shares of the Common Stock underlying warrants to purchase shares of Common Stock at $0.85 per share issued pursuant to securities purchase agreements.

     o 3,366,178 shares of Common Sock underlying 6,732,356 warrants that may be excercised by way of two (2) warrants for one (1) share of Common Stock for a cumulative exercise price of $0.30 for a share of Common Stock.

     o 2,502,500 shares of the Common Stock underlying warrants to purchase shares of Common Stock at $0.90 per share issued pursuant to securities purchase agreements.

     o 385,000 shares of the Common Stock underlying warrants to purchase shares of Common Stock at $2.00 per share issued pursuant to securities purchase agreements.

     o 385,000 shares of the Common Stock underlying warrants to purchase shares of Common Stock at $3.00 per share issued pursuant to securities purchase agreements.

     o 12,200,000 shares of Common Stock underlying convertible debentures as issued by the Company and up to an additional 1,045,713 shares of Common Stock representing interest earned and or to be earned on the convertible debentures.

     o 3,016,667 shares of Common Stock underlying various options issued to certain officers, directors, and consultants that are exercisable at prices ranging from $0.45 to $0.66 per option.

In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

     (a) The Amended Certificate of Incorporation of the Company, as amended to date, certified by the Corporate Secretary of the Company as of December 15, 2005 as being complete and in full force and effect as of the date of this opinion.

     (b) The Bylaws of the Company, as amended to-date, certified to us by an officer of the Company as of December 15, 2005 as being complete and in full force and effect as of the date of this opinion.

     (c) A Certificate of Good Standing relating to the Company issued by the Secretary of State of the State of Florida as of December 15, 2005.

     (d) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors and Stockholders of the Company relating to the issuance of the Shares, (ii) verifying that the Amended and Restated Certificate of Incorporation of the Company is complete and in full force and effect as of the date of this opinion, and (iii) certifying as to certain factual matters including warranties and representations;

     (e) Verification from Heritage Trust Company, the transfer agent of the Company, as to the number of shares of common stock of the Company outstanding as of December 15, 2005; and

     (f)  The Registration Statement.


This opinion is limited to the Federal Law of the United States of America and the Law of the State of Florida which we have for purposes of this opinion assumed are the same as the laws of the State of New York. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

Our opinion expressed herein assumes that the full consideration for the securities subject to this Registration Statement was received by the Company.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion and assuming that (i) the Registration Statement becomes and remains effective during the period when the shares included in the Registration Statement are offered and sold; (ii) the shares are issued in accordance with the terms of their respective subscription agreements and the like, the warranties and representations, and the resolutions authorizing their issuance; (iii) appropriate stock certificates evidencing the shares are executed and delivered; and (iv) all applicable federal and state securities laws are complied with, it is our opinion that when issued, the Common Stock will be duly authorized and validly issued, and fully paid and non-assessable.

This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Interest of Named Experts and Counsel" in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                   Very truly yours,


                                                   /s/ BARATTA & GOLDSTEIN
                                                   ------------------------
                                                   BARATTA & GOLDSTEIN